EXHIBIT (p) 4

                      GARTMORE DISTRIBUTION SERVICES, INC.

                                 CODE OF ETHICS

        Gartmore Distribution Services, Inc. (the "Principal Underwriter" or "GDSI") has adopted this Code of Ethics (the "Code"), in accordance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended, (the "Act") with respect to mutual fund Clients, and Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act"), with respect to all other Clients. Rule 17j-1 and Rule 204A-1 are, collectively, referred to herein as the "Rules."

        The Rule makes it unlawful for certain employees of GDSI, in connection with the purchase or sale by such persons of securities held or to be acquired by any Client (defined below) within the Rule's scope:

        1.      to employ any device, scheme or artifice to defraud such Client;

        2. to make to the Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

        3. to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon such Client; or

        4. to engage in a manipulative practice with respect to such Client.

        While affirming its confidence in the integrity and good faith of all of its employees, officers, directors and Advisory Persons, GDSI recognizes that certain personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by Clients. Furthermore, if such individuals engage in personal Covered Securities transactions, these individuals could be in a position where their personal interests may conflict with the interests of Clients. Accordingly, this Code is designed to prevent conduct that could create an actual or potential conflict of interest with any GDSI Client.

A.      DEFINITIONS

        1) "Access Person" means any director (excluding any director who is not also an officer of GDSI or its affiliates), officer or Advisory Person of GDSI.

        2)      "Advisory Person" means:

                (a) any employee of GDSI (or of any company in a control relationship to GDSI) who, in connection with his or her regular functions or duties, makes, participates in, has access to or obtains information regarding the purchase or sale of a Covered Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or

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                (b)     any natural person in a control relationship to GDSI who
                        obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by the Client.

        3) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is considered a "beneficial owner" as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which generally speaking, encompasses those situations where the beneficial owner has or shares the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in Covered Securities.

                A person is normally regarded as the beneficial owner of Covered Securities with respect to:

                (a) Covered securities that are held by the individual or by members of the individual's immediate family sharing the same household (including, but not limited to a husband, wife, domestic partner, minor child or relative);

                (b) The person's interest in Covered Securities held in a discretionary or trust account; or

                (c) The person's right to acquire equity Covered Securities through the exercise or conversion of stock options, warrants or convertible debt, whether or not presently exercisable; or

                (d) All other Covered Securities held in any other account for which the person has investment discretion or authority.

        4)      "Client" means

                (a) any investment company registered under the Act or any series of a registered investment company for whom GDSI acts as investment adviser or sub-adviser or principal underwriter or

                (b) any separately managed investment account, commingled/collective investment trust fund, hedge fund and other similar investment arrangement, which is advised by GDSI.

        5) "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Act.

        6) "Covered Security" means a security as defined in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies, (other than Reportable Funds as defined in A(13)) and shares of unit investment trusts that are exclusively invested in one or more open-end Funds that are not Reportable Funds.

        7)      "Fund" means an investment company registered under the Act.

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        8)      "Investment Personnel" means

                (a) any Portfolio Manager acting on behalf of GDSI, as well as any other person such as a securities analyst and/or trader acting on behalf GDSI (or of any company in a control relationship to GDSI) who, in connection with his or her regular functions or duties, makes or participates in the making of recommendations regarding a Client's purchase or sale of securities (including analysts providing information and advice to Portfolio Managers or persons effecting the execution of a Portfolio Managers' decisions) or

                (b) any natural person who controls GDSI and who obtains information concerning recommendations to a Client regarding the purchase or sale of securities by a Client.

        9) "Market Timing" shall mean the purchasing and selling of Fund shares on a short-term basis and in a manner that is contrary to the policy of the Fund as disclosed in its then-current prospectus.

        10) "Portfolio Managers" means those individuals who, in connection with their regular duties, are entrusted with the direct responsibility and authority to make investment decisions affecting any Client.

        11)     "Principal Underwriter" shall have the meaning set forth in
                Section 2(a)(2) of the Act.

        12) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

        13)     "Reportable Fund" means

                (a) any series of Gartmore Mutual Funds or Gartmore Variable Insurance Trust;

                (b) any Fund for which an advisory affiliate serves as an investment adviser, or

                (c) any Fund whose investment adviser (including sub-advisers) or Principal Underwriter controls, is controlled by, or is under common control with any Adviser.

        14) "Security held or to be acquired" by a Client means any Covered Security which, within the most recent 15 calendar days and

                (a)     is or has been held by a Client;

                (b) is being or has been considered for purchase by a Client; or

                (c) any option to purchase or sell any Covered Security that is convertible into or exchangeable for a Covered Security described in subparts (a) and (b) of this definition.

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B.      STATEMENT OF GENERAL PRINCIPLES AND STANDARD OF CONDUCT

                It is the duty of all Access Persons to place the interests of GDSI's Clients first at all times. Consistent with that duty, all Access Persons of GDSI must (1) conduct all personal Covered Securities transactions in a manner that is consistent with this Code of Ethics; (2) avoid any actual or potential conflict of personal interest with the interests of GDSI's Clients; (3) adhere to the fundamental standard that they should not take inappropriate advantage of their positions of trust and responsibility; (4) safeguard material non-public information about Client transactions including disclosure of portfolio holdings; and (5) comply with all federal securities laws.

                This Code of Ethics applies to transactions in Covered Securities for the accounts of all Access Persons of GDSI and any other accounts in which they have any beneficial ownership. It imposes certain investment restrictions and prohibitions and requires the reports set forth below. If Access Persons of GDSI become(s) aware of material non-public information or if a Client is active in a given Covered Security, some personnel may find themselves "frozen" in a position. GDSI will not bear any losses in personal accounts resulting from the implementation of any portion of the Code of Ethics.

C.      GENERAL PROHIBITIONS

        1) All Access Persons of GDSI shall keep all information pertaining to Clients' portfolio transactions and holdings confidential. No person with access to Covered Securities holdings, recommendations or pending securities transactions and holdings should disclose this information to any person, unless such disclosure is made in connection with his or her regular functions or duties. Special care should be taken to avoid discussing confidential information in circumstances, which would disclose this information to anyone who would not have access to such information in the normal course of events.

        2) No Access Person shall utilize information concerning prospective or actual portfolio transactions in any manner that might prove detrimental to the interests of a Client.

        3) No Access Person shall purchase, sell, or exchange shares of any series of a Fund while in possession of material non-public information concerning the portfolio holdings of any series of the Fund.

        4) No Access Person shall use his or her position for his or her personal benefit or attempt to cause a Client to purchase, sell or hold a particular Covered Security when that action may reasonably be expected to create a personal benefit for the Access Person.

        5) No Access Person shall selectively disclose "non-public" information concerning the portfolio holdings of any Client to anyone who does not have a legitimate business need for such information that is consistent with the interests of our mutual fund and other Client accounts, and GDSI's Portfolio Holding Disclosure Policy.

        6) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of the Rules.

        7) No Access Person shall engage in, or help others engage in, market timing in the series of the Trusts, or any other shares of Funds that have a policy against market timing. This prohibition does not apply

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                to short-term transactions in money market funds, unless the are part of a market timing strategy of other Funds, nor does it apply to contributions to a 401(k) program or an automatic reinvestment program. However, this program does apply to internal transfers within a 401(k) program to the extent such transactions violate a Fund's policy against market timing. Any profits derived by an Access Person as a result of such impermissible market timing may be disgorged.

        8) No Access Person shall engage in, or help others engage in, late trading of Funds for any purpose. Late trading is defined as entering or canceling any buy, sell, transfer, or change order after the close of the regular trading on the New York Stock Exchange (generally, 4:00 p.m., Eastern Time) or such other time designated in a Fund's prospectus as the timing of calculation of the Fund's net asset value.

D.      PERSONAL TRADING RESTRICTIONS

        1)      Short Selling and Margin Accounts

                Access Persons are not permitted to enter into short sales or trade on margin.

        2)      Initial Public Offerings ("IPOs")

                Access Persons are generally prohibited from acquiring any Covered Securities in an IPO. Access Persons may, however, request and receive approval to participate in an IPO in certain limited circumstances. In approving any such request, the onus for substantiating and documenting compliance with the Code of Ethics rests on the individual seeking approval. Notwithstanding submission of substantiating documentation, approval may be withheld if reviewing Compliance personnel believe that an actual or potential conflict of interest exists with respect to any Client. Approval to invest in an IPO shall be valid for a period of time stated in the approval, but may be withdrawn at any time prior to the Access Person's purchase in an IPO.

        3)      Private Placements

                Access Persons investing in private placements of any kind must obtain written prior approval from the Fixed Income and Equity Chief Investment Officers (CIOs) and the Chief Compliance Officer (CCO). In determining whether to grant such prior approval, both the Fixed Income and Equity CIOs and the CCO shall determine (among other factors) whether the investment opportunity should be reserved for a Client(s), and whether the opportunity is being offered to the individual by virtue of his or her position with an Adviser. Access Persons, who have been authorized to acquire Covered Securities in a private placement must disclose such investment when they are involved in, or have knowledge of, any subsequent consideration of an investment by a Client in that issuer. In such circumstances, the appropriate CIOs or their designees with no personal interest in the particular issuer shall independently review the Client's decision to purchase that issuer's Covered Securities.

                All Access Persons requesting private placement approval must complete a Private Placement Approval Request Form (see Exhibit E of this the Code) and submit the form with supporting documentation to the Chief Compliance Officer or his designee. Approval to invest in a private placement shall be valid for the period of time stated in the approval, but may be withdrawn at any time prior to the Access Person's purchase in the private placement.

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                New GDSI employees must disclose pre-existing private placement securities on their Initial Holdings Report, and must complete and return to the Chief Compliance Officer, the Private Placement Approval Request Form (Exhibit E of the Code) for review by the CIOs and CCO. Employees may be required to liquidate/terminate their investment in a private placement if deemed by the CIOs and CCO to be a conflict of interest.

        4)      Covered Securities Subject to an Embargo

                Access Persons are not permitted to deal in any Covered Security upon which any investment personnel has placed, for any reason, an embargo.

        5)      Client with Pending Announcement of Results

                Access Persons should not deal in the Covered Securities of a Client in the two-month period prior to the announcement of interim figures or the preliminary announcement of annual figures.

        6)      Pre-clearance

                Access Persons who are not Investment Personnel are required to pre-clear personal Covered Securities transactions (excluding those exempted under Section D(9) and transactions in Reportable Funds) with the designated Compliance personnel.

                All Investment Personnel are required to pre-clear transactions in all Covered Securities, including certain transactions in Reportable Funds, (excluding those securities exempted under Section D(9), money market funds, and Reportable Funds if purchased through an automatic contribution or reinvestment program (such as a 401(k) contribution) provided that the initial position is disclosed on the Initial Holdings Report or the initial acquisition of such security is pre-cleared).

                Requests for pre-clearance should be made in writing via E-mail to the GGI Compliance mailbox. Pre-clearance requests must include the type of transaction (e.g., buy or sell), the security name, security symbol / CUSIP, the number of shares (or investment amount), the brokerage account name and account number. Transactions should not be placed for execution until pre-clearance approval has been received. Pre-clearance approval is good only for the day received; therefore, orders should be placed as market or day limit orders. If for any reason the trade is not executed on the day on which pre-clearance approval is received, the Access Person must submit a new request and receive approval prior to placing any subsequent order.

        7)      30 Day Holding Period

                All Access Persons must maintain any position in a Reportable Fund, with the exception of money market funds, for at least 30 calendar days before they can be sold or exchanged. Exceptions to this policy will be considered in hardship situations, but must be approved in writing, in advance by the Chief Compliance Officer or his designee.

                Additionally, Investment Personnel shall not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within thirty (30) calendar days. Trades made in violation of this policy should be unwound, if possible. Investment Persons are responsible for

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                monitoring their own trading activities to comply with the
                30-Day Holding Period requirement. Any violation of the foregoing restriction may result in disgorgement of all profits from the transactions, as well as, other possible sanctions. For purposes of this section, calculation of profits will be based on a "last-in, first-out" (LIFO) basis.

        8)      Blackout Period

                (a)     Same Day

                        Access Persons are prohibited from executing any personal Covered Securities transaction, excluding transactions in Reportable Funds, on a day when a Client has a pending buy or sell order in that same Covered Security. However, directors of GDSI who are not officers of GDSI or any of its affiliates and who, on the day they execute a personal Covered Securities transaction, have no knowledge of what a Client is trading on that day, are not subject to the Same Day Blackout Period.

                (b)     Seven Day

                        All Investment Personnel are prohibited from executing any personal Covered Securities transactions, excluding transactions in Reportable Funds, within seven (7) calendar days before or after the day any Client advised by investment personnel trades in that Covered Security.

                (c) Trades made in violation of these blackout periods should be unwound, if possible. Any violation of the foregoing restrictions may result in disgorgement of all profits from the transactions, as well as other possible sanctions.

        9)      Exempted Transactions

                The prohibitions of Section (D)(6) Pre-Clearance, (D)(7) 30 Day Holding Period, and (D)(8) Blackout Period, of this Code of Ethics shall not apply to:

                (a) Purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence, control or investment discretion or authority;

                (b) purchases or sales which are non-volitional(1) on the part of the Access Person, Investment Personnel or a Client;

                (c) subsequent purchases which are made through an automatic dividend reinvestment or automatic direct purchase plan;

                (d) purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

----------
(1) Non-volitional purchases or sales include those transactions, which do not involve a willing act or conscious decision on the part of the director, officer or employee. For example, shares received or disposed of by Access Persons or Investment Personnel in a merger, recapitalization or similar transaction are considered non-volitional.

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                (e)     purchases or sales effected by an Adviser on behalf of a
                        Hedge Fund or other Client accounts managed by such Adviser; or

                (f) purchases or sales of the securities listed on Exhibit D of the Code.

        10)     Gifts

                No Access Persons shall seek or accept anything of more than de minimis value, either directly or indirectly, from broker-dealers or other persons, which to the actual knowledge of the Access Persons, do business or might do business with a Client or GDSI. For purposes of this provision, the following gifts will not be considered to be in violation of this section:
                (a) an occasional meal; (b) an occasional ticket to a sporting event, the theater or comparable entertainment; and (c) other gifts of nominal cost.

        11)     Board of Directors

                Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, absent receiving prior authorization from the Chief Compliance Officer. Such authorization should be based upon a determination that the board service would be consistent with the interests of Clients advised by the employee. Where service on a board of directors is authorized, Investment Personnel serving as directors should be isolated from those making investment decisions regarding the company through "Chinese Wall" procedures.

E.      MARKET TIMING

        All Access Persons are expected to read and understand the definition of "Market Timing" (Section A(9)) and adhere to the Code's specific requirements in this regard. Market Timing is prohibited in any Fund; if it is determined that personal trading activities violate these restrictions, GDSI reserves the right to impose such sanctions as deemed appropriate.

        To ensure that the Code's requirements are met and to comply with the SEC's objective for enhanced disclosure, all employees must report on a quarterly basis to the Chief Compliance Officer certain transactions in Reportable Funds (excluding money market funds) in all accounts for which you have Beneficial Ownership. On-going purchases made through an automatic contribution or reinvestment program (such as a 401k program) are not required to be reported provided that the initial position has been disclosed or reported on the Initial Holdings Report, Quarterly Transaction Report and / or the Annual Holdings Report.

        All sales, all exchanges and all new purchases in Reportable Funds must be disclosed on a quarterly basis.

        All Access Persons must read, complete and return Exhibit F of the Code which acknowledges and permits the Chief Compliance Officer or his designee to monitor activity in any Nationwide benefit plan, including 401(k) activities and other Nationwide non-qualified deferred compensation benefit plans. New 401(k) participants must disclose in writing their enrollment in the Nationwide Savings Plan to the Chief Compliance Officer by completing and returning Exhibit F the Code.

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F.      REPORTING, DISCLOSURE INFORMATION AND CERTIFICATION REQUIREMENTS

        1)      Initial Holdings Reports

                All Access Persons shall disclose all personal Covered Securities holdings to the Chief Compliance Officer or his designee. The Initial Holdings Report shall be made on the form attached as Exhibit A and shall contain the following information:

                (a) the name of the security, security symbol or CUSIP, type of security, number of shares and principal amount of each Covered Security and type of interest (direct or indirect) in which the Access Person had beneficial ownership when the person became an Access Person;

                (b) the name of any broker, dealer, bank, plan administrator or other institution with whom the Access Person maintained an account and the account number in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person;

                (c) the date that the report is submitted by the Access Person and the date as of which the information is current; and

                (d) a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

                All Access Persons currently employed by GDSI shall submit an Initial Holdings Report to the Chief Compliance Officer within ten days of the date of this Code of Ethics. New Access Persons are required to submit an Initial Holdings Reports no later than 10 days after the person becomes an Access Person. All Initial Holdings Reports shall provide information that is current as of a date no more than 45 days before the Initial Holding Report is submitted.

        2)      Quarterly Reports

                (a) All Access Persons shall report to the Chief Compliance Officer or his designee, the information described in Sub-paragraph (2)(b) of this Section with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Covered Security.

                (b) Reports required to be made under this Paragraph (2) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All Access Persons shall be required to submit a report for all periods, including those periods in which no Covered Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit B or on any other form containing the following information:

                        (i) the date of the transaction, the name of Covered Security, security symbol or CUSIP, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                        (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

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                        (iii)   the price at which the transaction was effected;

                        (iv) the name of the broker, dealer, bank, plan administrator or other institution with or through whom the transaction was effected and the account number where security is held; and

                        (v)     the date the report is submitted.

                (c) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

                (d) All Access Persons shall direct their brokers to supply duplicate copies of all monthly brokerage statements (excluding confirmations) for all Covered Securities held in any accounts in which the Access Person is a Beneficial Owner to the Chief Compliance Officer or his designee on a timely basis. Duplicate copies of the Nationwide 401(k) Savings Plan or other Nationwide deferred compensation program statements do not need to be sent; however the Compliance Department reserves the right to modify this exception or request such information on an ad-hoc basis.

                (e) With respect to any new account established (see Section F(5)) by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:

                        (i) the name of the broker, dealer, bank, plan administrator or other institution with whom the Access Person established the account;

                        (ii)    the date the account was established; and

                        (iii)   the date the report is submitted.

        3)      Annual Holdings Reports

                (a) All Access Persons shall disclose all personal Covered Securities holdings on an annual basis on the Form attached as Exhibit C within 30 days after the end of the calendar year. All Annual Reports shall provide information on personal Covered Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. Such Annual Reports shall contain the following information:

                        (i) the name of the security, security symbol or CUSIP, number of shares and principal amount of each Covered Security and type of interest (direct or indirect) in which the Access Person beneficial ownership;

                        (ii) the name of any broker, dealer, bank, plan administrator or other institution with whom the Access Person maintains an account and the account number in which any Covered Securities are held for the direct or indirect benefit of the Access Person;

                        (iii) the date that the report is submitted by the Access Person and the date as of which the information is current; and

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                        (iv)    a statement that the report shall not be
                                construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

        4)      Certification of Compliance with the Code of Ethics

                All Access Persons shall be provided with a copy of this Code of Ethics and any amendments, hereto, and all Access Person shall certify annually that:

                (a) they have received, read and understand the Code of Ethics and recognize that they are subject to its provisions;

                (b) they have complied with the requirements of the Code of Ethics; and

                (c) they have reported all personal Covered Securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

                Access Persons may make such acknowledgement on their Initial Holdings Reports.

        5)      Personal Brokerage Accounts

                No Access Person shall open a personal brokerage account directly or indirectly without obtaining prior authorization from the Chief Compliance Officer or his designee. A New Account Request Form (copy attached as Exhibit G) must be completed and submitted to the Chief Compliance Officer or his designee for approval in advance of opening a new account.

                All Access Persons shall provide Compliance personnel with a listing of all brokerage accounts in which the Access Person has a direct or indirect interest upon commencing employment and on an annual basis thereafter. These reports may be made using Exhibits A or C, as applicable.

                No Access Persons shall request or receive financial benefit or special dealing benefits for any personal brokerage account, which are not made available to the general public on the same terms and conditions.

        6)      Review of Reports and Notification

                GDSI will appoint Compliance personnel to review all brokerage account statements and Initial, Quarterly and Annual Reports to detect conflicts of interest and abusive practices. In addition, the Chief Compliance Officer or his designee shall notify each Access Person that he or she is subject to the reporting requirements provided under this Code of Ethics and shall deliver a copy of this Code of Ethics to each person upon request.

        7)      Responsibility to Report

                The responsibility for reporting is imposed on each Access Person required to make a report to ensure that Compliance is in receipt of timely and complete reports. Efforts on behalf of the Access Person by other services (e.g., brokerage firms) do not change or alter the Access Person's responsibility. Late reporting is regarded as a direct violation of this Code and will be treated

                                                                         Page 11
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005
                accordingly. Individuals who neglect their responsibility for appropriate reporting as defined in Sections F(1), (2), (3), (4) and (5) of this Code will be subject to sanctions including suspension of pre-clearance privileges, fines, and, in appropriate cases, termination, and will be given written notice of the violation, which will be submitted to the Board of Trustees of Gartmore Mutual Funds and Gartmore Variable Insurance Trust (collectively the "Board") for review and possible further disciplinary action.

        G.      REPORTING OF VIOLATIONS TO THE BOARD

                All Access Persons shall promptly report any possible violations of this Code to the Chief Compliance Officer. The Chief Compliance Officer shall timely report all material violations of this Code of Ethics to GDSI's Senior Executives, Committees, Board and the Boards of Fund Clients of GDSI or its affiliates ("Boards") as appropriate.

        H.      BOARD APPROVAL

                1) The Chief Compliance Officer submitted an initial copy of the Code of Ethics to the Board by September 1, 2000. The Chief Compliance Officer shall submit any material amendments to the Code of Ethics no later than six months after adoption of such amendments.

                2) GDSI is further required to obtain approval from each investment company Client for any material changes to this Code of Ethics within six (6) months of any such change.

        I.      ANNUAL REPORTING OF GDSI TO INVESTMENT COMPANY CLIENTS

                        GDSI shall prepare a written annual report relating to its Code of Ethics to the board of each investment company Client for which it acts as investment adviser or sub-adviser. Such annual report shall:

                1) summarize existing procedures concerning personal investing and any material changes in the procedures made during the past year;

                2) identify any material violations requiring significant remedial action during the past year;

                3) identify any recommended changes in the existing restrictions or procedures based upon experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

                4) certify that GDSI has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics.

        J.      SANCTIONS

                Access Persons are expected to observe the highest standards of professional conduct when conducting their business and may be held personally liable for any improper or illegal acts committed during their employment. Upon discovering a violation of the Code, the Chief Compliance Officer and/or the Boards may impose such sanctions, as they deem appropriate, including, among other things, issuing a letter of censure, suspending or terminating the employment of the violator, or referring the matter to the appropriate regulatory or governmental authority.

                                                                         Page 12
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

                GDSI in its sole and absolute discretion, reserves the right to direct you to cancel or unwind any trade at your expense. From time to time, you may also have your positions frozen due to potential conflicts of interest or the appearance of impropriety. GDSI may, in its sole and absolute discretion, suspend or revoke your trading privileges at any time.

                As a firm, our commitment to integrity and ethical behavior remains constant. Every one of us, every day, must reflect the highest standards of professional conduct and personal integrity. Good judgment and the desire to do what is right are the foundation of our reputation.

                Any situation that may create, or even appear to create, a conflict between personal interests and the interest of GDSI or its Clients must be avoided. It is essential to disclose any questionable situations to Compliance as soon as such situation arises.

        K.      GROUNDS FOR DISQUALIFICATION FROM EMPLOYMENT

                In addition to actions that may result in termination of employment as described above in Section J, pursuant to the terms of Section 9 of the 1940 Act, no person may become or continue to be an officer, director, Advisory Person or employee of GDSI without an exemptive order issued by the Securities and Exchange Commission, if such person:

                1) within the past ten years has been convicted of any felony or misdemeanor involving the purchase or sale of any security; or arising out of his or her conduct as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or as an affiliate person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodities Exchange Act.

                2) is or becomes permanently or temporarily enjoined by any courts from: (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, bank, transfer agent, or entity or a person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employees of any investment company, bank, insurance company or entity or a person required to be registered under the Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

                It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Compliance Officer of GDSI.

                                                                         Page 13
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

        L.      RETENTION OF RECORDS

                The Principal Underwriter must, at its principal place of business, maintain records in the manner and to the extent set out below and must make these records available to the U.S. Securities and Exchange Commission ("SEC") or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

                1) A copy of this Code of Ethics, or any Code of Ethics which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

                2) A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

                3) A copy of each report, certification or acknowledgement made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five
                        (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

                4)      A list of all persons who are, or within the past five
                        (5) years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place;

                5) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Covered Securities in a private placement, as described in Section D(3) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the approval is granted; and

                6) A copy of each annual report required under Section F for at least five (5) years after the end of the fiscal year in which it is made, the first two in an accessible place.

                All such records shall be maintained for at least the first two years in an easily accessible place as deemed appropriate by GDSI.

                Date: Initially Adopted August 8, 2000 and Amended Effective July 1, 2001 and November 29, 2001 and December 31, 2001 and February 1, 2005.

                                                                         Page 14
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

                                                                       EXHIBIT A

                      GARTMORE DISTRIBUTION SERVICES, INC.

                                 CODE OF ETHICS

                           INITIAL HOLDINGS REPORT (*)

Please complete the following certification, including Part I and Part II below. You are required to list ALL Covered Securities and all accounts for which you have "beneficial ownership", as defined in Section A(3) in the Code of Ethics.

To the Chief Compliance Officer of Gartmore Distribution Services, Inc.:

1. I hereby acknowledge receipt of the Code of Ethics of Gartmore Distribution Services, Inc.

2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person".

3. I hereby certify that I have had no knowledge of the existence of a personal conflict of interest which may involved any Client, such as an economic relationship between my personal securities holdings and securities held or to be acquired by any such Client.

4. As of my start date (date: ____________) I had a beneficial ownership in the following Covered Securities: (Attach additional sheets as necessary.)

PART I: COVERED SECURITIES

                                                                Principal       Type of           Name of
                        Security                                Amount of      Interest         Institution         Account
                        Symbol /      Type of     Number of      Covered      (direct or     Where Securities       Number
Name of Security          CUSIP      Security       Shares      Security       indirect)         Are Held         Where Held
--------------------   ----------   ----------   -----------   -----------   ------------   ------------------   ------------










Print Name      ______________________________
PART II:  ACCOUNTS

                                                                         Page 15
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

5. As of my start date (INSERT DATE :___________) I had a beneficial ownership in the following accounts with the brokers, dealers, banks, plan administrators or other institutions listed below: (Attach additional sheets as necessary.)

Institution with Whom
Account Maintained           Account Number       Account Title       Relationship to Employee
------------------------   ------------------   -----------------   ----------------------------










Additional information _____ is _____ is not attached (please initial appropriate answer).


Signature: ______________________________

Title: __________________________________

Date Report Submitted: __________________

        (*)     The requested information should be provided for all Covered
Securities. Covered Securities are all securities except direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies, other than Reportable Funds, and shares of unit investment trusts that are invested exclusively in one or more open end funds that are not Reportable Funds. Reportable Fund means (a) any series of Gartmore Mutual Funds or Gartmore Variable Insurance Trusts; (b) any Fund for which an advisory affiliate serves as Investment Adviser; or (c) any Fund whose investment adviser (including sub-adviser) or Principal Underwriter controls, is controlled by, or is under common control of any Adviser.

        Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. (See Section A(3) "Beneficial Ownership" in this Code of Ethics.)

        Please consult the Compliance Department if you have any questions as to the reporting requirements.

                                                                         Page 16
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

                                                                       EXHIBIT B

                      GARTMORE DISTRIBUTION SERVICES, INC.
                   QUARTERLY SECURITIES TRANSACTIONS REPORT(*)
                For the Calendar Quarter Ended: ________________

To the Chief Compliance Officer of Gartmore Distribution Services, Inc.:

        During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics adopted by Gartmore Distribution Services, Inc. (attach additional sheets as necessary).

[ ] Please initial box if No transactions in Covered Securities were effected during this reporting period.

                                               Interest                            Nature of
                                    Security    Rate &                Principal    Transaction               Institution
Title of       Date of     No. of   Symbol /   Maturity   Security    Amount of    (Purchase,     Account   Through Whom
Security     Transaction   Shares     CUSIP      Date       Price    Transaction   Sale, Other)   Number      Effected
----------   -----------   ------   --------   --------   --------   -----------   ------------   -------   ------------









        This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed above.

Print Name:

                ______________________________

                                                                         Page 17
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

                      GARTMORE DISTRIBUTION SERVICES, INC.
                   QUARTERLY SECURITIES TRANSACTIONS REPORT(*)
               For the Calendar Quarter Ended: __________________


        I hereby represent that I previously reported all brokerage accounts in which Covered Securities were held during the quarter referenced above for my indirect or direct benefit. I further understand that in compliance with the Code I must have copies of my monthly brokerage statements sent to the Chief Compliance Officer and that I must report any new accounts within 10 calendar days of the day on which the account is first established.

[ ] Please initial box if NO new accounts in which in Covered Securities are held were opened this quarter.

        For all accounts established during the quarter, please complete the following:


Name of Institution with                           Date Account      Type of Interest (Direct or
Whom Account is Held         Account Number        Established               Indirect
------------------------   ------------------   -----------------   ----------------------------






        Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflicts of interest relationship which may involve any Client, such as the existence of any economic relationship between my transactions and Covered Securities held or to be acquired by any Client.

Signature: ________________________________

Title: ____________________________________

Date Report Submitted: ____________________

        (*)     The requested information should be provided for all Covered
Securities. Covered Securities are all securities except direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies other than Reportable Funds, and shares of unit investment trusts that are invested exclusively in one or more open-end Funds that are not Reportable Funds. Reportable Fund means (a) any series of Gartmore Mutual Funds or Gartmore Variable Insurance Trusts; (b) any Fund for which an advisory affiliate serves as Investment Adviser; or (c) any Fund whose investment adviser (including sub-adviser) or Principal Underwriter controls, is controlled by, or is under common control of any Adviser.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. Please refer to Section A(3) "Beneficial Ownership" for a complete definition of a person who is regarded as the beneficial owner of Covered Securities.

Please consult the Compliance Department if you have any questions as to the reporting requirements.

                                                                         Page 18
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

                                                                       EXHIBIT C

                      GARTMORE DISTRIBUTION SERVICES, INC.

                                 CODE OF ETHICS

                             ANNUAL HOLDINGS REPORT

    To the Chief Compliance Officer of Gartmore Distribution Services, Inc.:

1. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all Covered Securities transactions, including Reportable Funds, required to be reported pursuant to the Code.

3. I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship that may involve a Client, such as any economic relationship between my personal securities transactions and Covered Securities held or to be acquired by a Client.

4. As of December 31, 200__, I had a direct or indirect Beneficial Ownership in the following Covered Securities:

                                               Principal      Type of    Institution
                        Security                 Amount      Interest       Where
 Title of     Type of   Symbol /   Number of   Of Covered   (Direct or    Securities   Account
 Security    Security     CUSIP      Shares     Security     Indirect)     are Held     Number
----------   --------   --------   ---------   ----------   ----------   -----------   -------








         Please Print Name: ________________________

                                                                         Page 19
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

        5. I hereby represent that I maintain the account(s) listed below in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.

                 Name of Institution        Account Number    Date Established
             ---------------------------   ----------------  ------------------





Name: ______________________________________

Title: _____________________________________

Date Report Submitted: _____________________

        (*) The requested information should be provided for all Covered Securities. Covered Securities are all securities except direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies other than Reportable Funds, shares of unit investment trusts that are invested exclusively in one or more open-end Funds that are not Reportable Funds. Reportable Fund means (a) any series of Gartmore Mutual Funds or Gartmore Variable Insurance Trusts; (b) any Fund for which an advisory affiliate serves as Investment Adviser; or (c) any Fund whose investment adviser (including sub-adviser) or Principal Underwriter controls, is controlled by, or is under common control of any Adviser.

        Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. Please refer to Section A(3) "Beneficial Ownership" for a complete definition of a person who is regarded as the beneficial owner of Covered Securities.

        Please consult the Compliance Department if you have any questions as to the reporting requirements.

                                                                         Page 20
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

                                                                    EXHIBIT D(1)

        Access Persons will not be subject to the Pre-clearance requirements under Section D(6), the Holding requirements under Section D(7), or the Blackout Period under Section D(8) with respect to the following securities:

        1. securities traded on a national exchange whose values are based upon the value or changes in value of broad based market indices(2);

        2. options contracts traded on a national exchange on (a) securities described in item 1 or (b) broad based market indices(2); and

        3. the following specifically enumerated securities traded on a national securities exchange:

                                   NAME                              SYMBOL
        ----------------------------------------------------------   ------
        AMEX Airline Index                                            XAL
        AMEX Biotechnology Index                                      BTK
        AMEX Biotech-Pharmaceutical Index                             BPI
        AMEX China Index                                              CZH
        AMEX Computer Hardware Index                                  HWI
        AMEX Consumer Discretionary Select Sct I                      IXY
        AMEX Defense Index                                            DFI
        AMEX Deutschebank Energy Index                                DXE
        AMEX Disk Drive Index                                         DDX
        AMEX Energy Industry Cpn Bskt Val Index                       MEB
        AMEX Equal Weighted Pharmaceutical Index                      DGE
        AMEX Financial Select Sector Index                            IXM
        AMEX Gold BUGS Index                                          HUI
        AMEX Gold Miners Index                                        GDM
        AMEX Gold Mining Cmps PLUS Bskt Val Indx                      DJG
        AMEX Health Care Select Sector Index                          IXV
        AMEX Industrial 15 Index                                      IXD
        AMEX Industry Standard 100 Internet                           XIS
        AMEX Institutional Holdings Index                             IXH
        AMEX Institutional Index                                      XII
        AMEX International Market Index                               ADR
        AMEX Japan Index                                              JPN
        AMEX Major Market Index                                       XMI
        AMEX Materials Select Sector Index                            IXB
        AMEX Morgan Stanley Commodities Index                         CRX
        AMEX Morgan Stanley Consumer Index                            CMR
        AMEX Morgan Stanley Cyclical Index                            CYC

                                                                         Page 21
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

        AMEX N American Telecommunications Index                      XTC
        AMEX Natural Gas Index                                        XNG
        AMEX Networking Index                                         NWX
        AMEX Oil and Natural Gas Index                                OGX
        AMEX Oil Index                                                XOI
        AMEX Pharma. Index                                            DRG
        AMEX Securities Broker/Dealer Index                           XBD
        AMEX Select Ten Index                                         XST
        AMEX Select Utility Index                                     UUO
        AMEX Semiconductor Index                                      SIS
        AMEX Semiconductor Industry PLUS                              IIB
        AMEX Smcndctr Indtry PLUS Bskt Val Idx                        SDD
        AMEX Spade Defense Index                                      DXS
        AMEX StockCar Stocks Index                                    RCE
        AMEX Tobacco Index                                            TOB
        AMEX Utilities Select Sector Index                            IXU
        CBOE 10-Year Treasury Note                                    TNX
        CBOE 13-Week Treasury Bill                                    IRX
        CBOE 30-Year Treasury Bond                                    TYX
        CBOE 5-Year Treasury Note                                     FVX
        CBOE Asia 25 Index Options                                    EYR
        CBOE China Index Options                                      CYX
        CBOE Euro 25 Index Options                                    EOR
        CBOE Gold Index Options                                       GOX
        CBOE Internet Index Options                                   INX
        CBOE Mexico Index Options                                     MEX
        CBOE Oil Index Options                                        OIX
        CBOE Technology Index                                         TXX
        Cohen & Steers REIT Index                                     RMP
        CSFB Technology Index                                         CTN
        Dow Jones Equity REIT Index                                   DJR
        Dow Jones Industrial Average                                  DJX
        Dow Jones Internet Commerce Index                             ECM
        Dow Jones Transportation Average                              DTX
        Dow Jones Utility Average                                     DUX
        Dynamic Large Cap Growth Intellidex                           ILH
        Dynamic Large Cap Value Intellidex                            ILW
        Dynamic Mid Cap Growth Intellidex                             ILJ
        Dynamic Mid Cap Value Intellidex                              ILP
        Dynamic Small Cap Growth Intellidex                           ILK
        Dynamic Small Cap Value Intellidex                            ILZ

                                                                         Page 22
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

        America's Fastest Growing Companies LargeCap 50 Index         FGL
        FORTUNE E-50 Index                                            FEX
        GSTI(TM)Composite Index Options                               GTC
        GSTI(TM)Hardware Index Options                                GHA
        GSTI(TM)Internet Index Options                                GIN
        GSTI(TM)Multimedia Networking Index Options                   GIP
        GSTI(TM)Semiconductor Index Options                           GSM
        GSTI(TM)Services Index Options                                GSV
        GSTI(TM)Software Index Options                                GSO
        Halter USX China Index                                        HXC
        iShares Cohen & Steers Realty Majors                          ICF
        iShares Dow Jones Transportation Average Index Fund           IYT
        iShares Dow Jones U.S. Consumer Goods Sector Index Fund       IYK
        iShares Dow Jones U.S. Consumer Services Sector Index Fund    IYC
        iShares Dow Jones US Basic Materials                          IYM
        iShares Dow Jones US Financial Sector                         IYF
        iShares Dow Jones US Financial Services                       IYG
        iShares Dow Jones US Healthcare                               IYH
        iShares Dow Jones US Real Estate                              IYR
        iShares Dow Jones US Technology                               IYW
        iShares Dow Jones US Total Market                             IYY
        iShares Dow Jones US Utilities                                IDU
        iShares FTSE/Xinhua Index Fund                                FXI
        iShares Goldman Sachs Natural Resources                       IGE
        iShares Goldman Sachs Networking                              IGN
        iShares Goldman Sachs Semiconductor                           IGW
        iShares Goldman Sachs Software                                IGV
        iShares Goldman Sachs Technology                              IGM
        iShares GS $ InvesTopTM Corporate Bond Fund                   LQD
        iShares Lehman 20+ Year Treasury Bond Fund                    TLT
        iShares Lehman Aggregate Bond Fund                            AGG
        iShares MSCI Emerging Markets                                 EEM
        iShares MSCI-Australia                                        EWA
        iShares MSCI-Brazil                                           EWZ
        iShares MSCI-Canada                                           EWC
        iShares MSCI-EAFE                                             EFA
        iShares MSCI-EMU                                              EZU
        iShares MSCI-France                                           EWQ

                                                                         Page 23
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005
        iShares MSCI-Germany                                          EWG
        iShares MSCI-Hong Kong                                        EWH
        iShares MSCI-Japan                                            EWJ
        iShares MSCI-Malaysia                                         EWM
        iShares MSCI-Pacific Ex-Japan                                 EPP
        iShares MSCI-Singapore                                        EWS
        iShares MSCI-Taiwan                                           EWT
        iShares MSCI-U.K                                              EWU
        iShares Nasdaq Biotechnology                                  IBB
        iShares Russell Midcap Growth Index Fund                      IWP
        iShares Russell Midcap Index Fund                             IWR
        iShares Russell Midcap Value Index Fund                       IWS
        iShares S&P Global Financial Sector                           IXG
        iShares S&P Global Healthcare Sector                          IXJ
        iShares S&P Global Information Technology Sector              IXN
        iShares S&P Global Telecommunications Sector                  IXP
        iShares S&P Latin America 40                                  ILF
        KBW Capital Markets Index                                     KSX
        KBW Insurance Index                                           KIX
        Lehman Bros 10 Uncmmn Val Idx 2003                            UVO
        Lehman Brothers 10 Uncommon (1999)                            UVL
        Lehman Brothers 10 Uncommon (2000)                            UVI
        Lehman Brothers 10 Uncommon (2001)                            UVT
        Lehman Brothers Financial Index                               UFX
        Mergent Dividend Achiever 50 Index                            DAY
        Mergent Dividend Achievers Index                              DAA
        Merrill Lynch Global Market Index                             GLI
        Merrill Lynch Slct Sctr SPDR Grwth                            GWI
        Merrill Lynch Stable Growth Index                              XS
        Merrill Lynch Technology 100 Index                            MLO
        Merrill Lynch Top Ten Yield Index                             XMT
        MidCap SPDRS                                                  MDY
        Morgan Stanley Biotech Index Options                          MVB
        Morgan Stanley Commodity Related                              CRX
        Morgan Stanley Health Care Payors                             HMO
        Morgan Stanley Health Care Products                           RXP
        Morgan Stanley Health Care Provider                           RXH
        Morgan Stanley Internet Index                                 MOX
        Morgan Stanley Multinational Company Index                    NFT
        Morgan Stanley Oil Services Options                           MGO
        Morgan Stanley REIT Index                                     RMS

                                                                         Page 24
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

        Morgan Stanley Retail Index Options                           MVR
        Morgan Stanley Technology Index                               MSH
        PHLX Defense SectorSM                                         DFX
        PHLX Drug SectorSM                                            RXS
        PHLX Europe SectorSM                                          XEX
        PHLX Housing SectorSM                                         HGX
        PHLX Oil Service SectorSM                                     OSX
        PHLX Semiconductor SectorSM                                   SOX
        PHLX TheStreet.com Internet Sector                            DOT
        PHLX Utility SectorSM                                         UTY
        PHLX/KBW Bank Index                                           BKX
        Select Sector SPDR-Consumer Discretionary                     XLY
        Select Sector SPDR-Financial                                  XLF
        Select Sector SPDR-Health Care                                XLV
        Select Sector SPDR-Materials                                  XLB
        Select Sector SPDR-Technology                                 XLK
        Select Sector SPDR-Utilities                                  XLU
        SIG Cable, Media & Entertainment IndexTM                      SCQ
        SIG Casino Gaming IndexTM                                     SGV
        SIG Education IndexTM                                         ESU
        SIG Footwear & Athletic IndexTM                               FSQ
        SIG Investment Managers IndexTM                               SMQ
        SIG Restaurant IndexTM                                        DSQ
        SIG Semiconductor Capital Equipment IndexTM                   SEZ
        SIG Semiconductor Device IndexTM                              SDL
        SIG Specialty Retail IndexTM                                  RSQ
        SIG Steel Producers Index                                     STQ
        Standard & Poor's Depositary Receipts (SPDR)                  SPY
        streetTRACKS Dow Jones Global Titans 50 Index                 DGT
        streetTRACKS Dow Jones US LargeCap Growth                     ELG
        streetTRACKS Dow Jones US LargeCap Value                      ELV
        streetTRACKS Dow Jones US SmallCap Growth                     DSG
        streetTRACKS Dow Jones US SmallCap Value                      DSV
        streetTRACKS Morgan Stanley Technology                        MTK
        streetTRACKS Wilshire REIT                                    RWR
        The Dow Industrials DIAMONDS                                  DIA
        The WilderHill Clean Energy Index                             ECO

(1)     Subject to change at the discretion of GDSI.

(2) For the purposes of this Code, a broad based market index is one that tracks 100 or more underlying securities.

                                                                         Page 25
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

                                                                       EXHIBIT E

                      GARTMORE DISTRIBUTION SERVICES, INC.

                     PRIVATE PLACEMENT APPROVAL REQUEST FORM

     (Attach a copy of the private placement memorandum, offering memorandum or any other relevant documentation)

Name:__________________  Employee ID: ___________Office Phone No._______________

E-mail_________________________  Department/Job Title:__________________________

1. Name of the sponsor's corporation, partnership or other entity:_______________________________________________________________

2.  Name of the private placement_______________________________________________

3.  Is the sponsor's corporation, partnership or other entity:
                           Private [ ]    Public [ ]

4.  Type of the security or fund:_______________________________________________

5. Nature of the participation (stockholder, selling agent, general partner, limited partner). Indicate all applicable.

________________________________________________________________________________

6. Have you received or will you receive "selling compensation" in connection with the transaction? Yes [ ] No [ ] (selling compensation means any compensation paid directly or indirectly from whatever source in connection with or as a result of the purchase or sale of a security, though not limited to, commissions, finders fees, securities, rights to participate in profits, tax benefits, or dissolution proceeds, as a general partner or otherwise, or expense reimbursement)

If yes, describe the nature of compensation:____________________________________

7.  Planned date of transaction:________________________________________________

8.  Size of offering (if a fund, size of fund)__________________________________

9. Size of your participation (number of units/shares and total dollar amount)_____________________________________________________________________

10. Your participation as a percentage of total shares or units outstanding:________________________________________________________________

11. Does/Will the investment carry limited or unlimited liability?
                         Limited [ ]     Unlimited [ ]

12. Will the investment require any use of premises, facilities or materials of Gartmore Distribution Services, Inc. or any of its affiliates? Yes[ ] No[ ]


If yes, please describe:________________________________________________________

13. Have you or do you intend to recommend, refer or solicit others in any way
    in connection with this investment?   Yes [ ]     No [ ]

14. Is Gartmore Distribution Services, Inc. or any of its affiliates in any way
    involved?   Yes [ ]     No [ ]

If yes, please describe.________________________________________________________

15. Describe the business to be conducted by the issuer of the private placement? _________________________________________________________________

16. If the private placement is a fund, describe its investment objective (value, growth, core or specialty)._________________________________________

                                                                         Page 26
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

17. Has this private placement been made available to any Gartmore Fund or any Managed Account of an affiliate of GDSI where either you or the person you report to exercised investment discretion? Yes [ ] No [ ] If no, state why.

________________________________________________________________________________

18. If the answer to question 17 is "Yes" please describe which fund or managed account. ___________________________________________________________________

19. Do you participate or do you plan to participate in any investment decision
    for the private placement?   Yes [ ]     No [ ] If yes,

please describe.________________________________________________________________

20. Do you participate or do you plan to participate in the management of the
    sponsor?   Yes [ ]     No [ ]

If yes, state title and give description of duties._____________________________

21. Describe how you became aware of this private placement.

________________________________________________________________________________

22. To the best of your knowledge, will this private placement result in an
    initial public offering within the next 12-18 months?   Yes [ ]     No [ ]

Please note: An Outside Business Activity Disclosure must also be filed in advance with Compliance by any employee intending to hold a management position in any business other than Gartmore Distribution Services, Inc..

By signing below, I certify that my responses to this Private Securities Transaction Disclosure are true and correct to the best of my knowledge. I will report any changes in this information promptly, in writing, to my designated manager and to Compliance and will obtain written acknowledgement or approval as required by Firm policy before any additional involvement such as participation in additional sales, holdings, compensation or participation in the company's management or before engaging in any future private securities transactions. I hereby confirm that any private securities transaction described in this questionnaire is unrelated to and beyond the scope of my employment by Gartmore Distribution Services, Inc. Notwithstanding the immediate preceding sentence, I understand that regulations and Firm policy require that I obtain Gartmore Distribution Services, Inc.'s consent to any private securities transaction, and I acknowledge that such consent, if granted, is revocable at any time and is subject to my understanding and acknowledgement that such private securities transaction is in no way sponsored by Gartmore Distribution Services, Inc. and shall give rise to no liability on the part of Gartmore Distribution Services, Inc. whatsoever, whether by way of indemnification, insurance or otherwise.

Employee Signature __________________________________________  Date ____________

                                GARTMORE CONSENT

I have reviewed the responses to the employee's Private Securities Transaction Disclosure and hereby give my consent to the private securities transactions described therein.
CHIEF INVESTMENT OFFICER

Name: (please print)________________________     Title__________________________

Signature __________________________________     Date___________________________

CHIEF COMPLIANCE OFFICER

Name: (please print)________________________     Title__________________________

Signature __________________________________     Date___________________________

                                                                         Page 27
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

                                                                       EXHIBIT F

                      GARTMORE DISTRIBUTION SERVICES, INC.

                    NATIONWIDE 401(K) SAVINGS PLAN DISCLOSURE

        __ I currently participate in the Nationwide 401(k) Savings Plan

        __ I do not participate in the Nationwide 401(k) Savings Plan


By signing below I authorize Gartmore Distribution Services, Inc.'s Chief Compliance Officer or his designee to review transaction activity for any benefit plan offered to me by Nationwide as an active employee of Gartmore Distribution Services, Inc. I understand that this monitoring is required to conform with the Code of Ethics policy requirement prohibiting market timing, and to comply with the SEC's objective for enhanced disclosure.


      ------------------------------------
      Print Name


      ------------------------------------
      Signature


      ------------------------------------
      Date

                                                                         Page 28
                             Gartmore Distribution Services, Inc. Code of Ethics
                                                                February 1, 2005

                                                                       EXHIBIT G

                      GARTMORE DISTRIBUTION SERVICES, INC.

                       NEW BROKERAGE ACCOUNT APPROVAL FORM

        Please complete this form to establish a new account for which you will have beneficial ownership. Please make additional copies of this page as necessary, in order to include information for any new account you wish to establish. Please submit the completed form to the Compliance Department.

        You will be notified via e-mail regarding the status of your request.

        Print Name:_____________________________________________________________

        I would like to open an account to be held by the following institution:

        ________________________________________________________________________

        The account will be titled in the name(s) as follows:

        ________________________________________________________________________

        Employee's relationship to the account owner:

        ________________________________________________________________________

        [ ] This account is NOT independently managed; I am involved in the investments decisions.

        [ ] This account is independently managed; I do not have investment discretion or authority..

        Name of the Investment Manager and relationship, if any :_______________


        EMPLOYEE'S SIGNATURE:________________________  DATE:____________________

        As a reminder, you are required to ensure that the Compliance Department received duplicate copies of all statements. Statements should be sent directly from the Institution to the following address:

                           GARTMORE GLOBAL INVESTMENTS

                           C/O: COMPLIANCE DEPARTMENT

                                  P.O. BOX 578

                             CONSHOHOCKEN, PA 19428